UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2016

PACIRA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35060	51-0619477
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5 Sylvan Way, Suite 300, Parsippany, New Jersey 07054

(Address of principal executive offices) (Zip Code)

(973) 254-3560

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                            Termination of a Material Definitive Agreement.

As previously disclosed, Pacira Pharmaceuticals, Inc. (the “Company”) entered into a Master Distributor Agreement (as amended, the “Agreement”) with CrossLink BioScience, LLC (“CrossLink”), for the promotion and sale of EXPAREL® by CrossLink.  Pursuant to Section 8.04 of the Agreement, on June 30, 2016, the Company provided notice to CrossLink electing to terminate the Agreement effective as of September 30, 2016.  In connection with the termination of the Agreement, a termination fee based on a percentage of earned performance-based fees will be due to CrossLink.  This fee, estimated to be approximately $7.3 million, is payable to CrossLink quarterly over two years beginning in the fourth quarter of 2016.

Item 7.01.             Regulation FD Disclosure.

The liability for the estimated CrossLink termination fee noted above will be recorded as of June 30, 2016.  Due to the non-recurring and initial non-cash nature of this termination fee due to CrossLink, the impact of the charge will be excluded from the Company’s previously provided 2016 non-GAAP guidance for selling, general and administrative expenses of between $125 million and $135 million.

Safe Harbor

Certain of the statements made in this Current Report on Form 8-K are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, such as those relating to the estimated termination fee due to CrossLink and the estimate of the Company’s 2016 non-GAAP selling, general and administrative expenses. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed in the “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in other filings that the Company periodically makes with the SEC. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date of this Current Report on Form 8-K. Important factors could cause our actual results to differ materially from those indicated or implied by forward-looking statements, and as such the Company anticipates that subsequent events and developments will cause it’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacira Pharmaceuticals, Inc.

Date: June 30, 2016	By:	/s/ Kristen Williams
Kristen Williams
Chief Administrative Officer, General Counsel and Secretary